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Exhibit 4.4

        EXECUTION COPY

PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 12, 2003, by and between Overland Storage, Inc., a California corporation (the "Company"), and the purchaser whose name and address is set forth on the signature page hereof (the "Investor").

        1.     Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement and other similar purchase agreements, the Company has authorized the issuance and sale of approximately $20,000,000 purchase price of shares (the "Shares") of its common stock, no par value (the "Common Stock").

        2.     Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the number of Shares of Common Stock set forth on the signature page hereto at the aggregate purchase price set forth on such signature page (the "Purchase Price").

        The Company proposes to enter into purchase agreements in substantially the form of this Agreement with certain other purchasers (collectively, the "Other Investors") and expects, but is not obligated, to complete sales of Shares to them. The Investor and the Other Investors are hereinafter collectively referred to as the "Investors," and this Agreement and the purchase agreements executed by the Other Investors (the "Other Agreements") are hereinafter collectively referred to as the "Agreements."

        3.     Payment and Delivery. Payment for the Shares purchased by the Investor shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Shares (such payment and delivery hereinafter referred to as the "Closing") at 10:00 a.m., New York City time, on May 14, 2003, or at such other time on the same or such other date, not later than May 16, 2003, as shall be agreed in writing by the Company and the Investor. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date." Payment for such Shares shall be made through an escrow agent on terms and instructions set forth in an Escrow Agreement dated the date hereof among the Company, the Investor, RBC Dain Rauscher Inc., as placement agent, and Marshall & Ilsley Trust Company N.A., as escrow agent.

        Certificates for the Shares purchased by the Investor shall be registered in the name of the Investor or if so indicated on the signature page hereto, in the name of a nominee designated by the Investor. The certificates evidencing such Shares shall be delivered to the Investor on the Closing Date, with any transfer taxes payable in connection with the transfer of such Shares to the Investor duly paid by or on behalf of the Company, against payment of the Purchase Price therefor.

        4.     Conditions to the Company's Obligations. The Company's obligation to issue and sell the Shares to the Investor is subject to the following conditions, any one or more of which may be waived by the Company:

          (a)   receipt by the Company of immediately available U.S. dollar-denominated funds in the full amount of the Purchase Price; and

          (b)   the representations and warranties of the Investor contained in this Agreement being true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the fulfillment in all material respects of those undertakings of the Investor to be fulfilled prior to the Closing Date.

        5.     Conditions to the Investor's Obligations. The obligation of the Investor to purchase and pay for the Shares on the Closing Date is subject to the following conditions, any one or more of which may be waived by the Investor:

          (a)   delivery to the Investor on the Closing Date of an opinion of Morrison & Foerster LLP, counsel to the Company, dated the Closing Date, substantially in the form set forth in Exhibit A;

          (b)   the representations and warranties of the Company contained in this Agreement being true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except with respect to representations and warranties which are made as of a specific date or period, which shall continue to be true and correct in all material respects as of the respective dates and for the respective periods covered);

          (c)   absence of any order, writ, injunction, judgment or decree that could negatively affect the validity of the Agreements or the right of the Company to enter into the Agreements or to consummate the transactions contemplated hereby and thereby; and

          (d)   receipt by the Investor on the Closing Date of a certificate, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the conditions set forth in clauses (b) and (c) of this Section 5 have been fulfilled.

        6.     Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Investor that as of the date of this Agreement and as of the Closing Date:

          (a)   The Company has filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of this Agreement. The following documents (collectively, the "Exchange Act Documents") complied when filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and did not, when so filed, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading:

              (i)  Quarterly Reports on Form 10-Q for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003;

             (ii)  Annual Report on Form 10-K for the year ended June 30, 2002;

            (iii)  Definitive Proxy Statement for the Company's 2002 Annual Meeting of Shareholders, filed with the Commission on October 15, 2002; and

            (iv)  Current Report on Form 8-K dated April 24, 2003 and filed with the Commission on April 24, 2003.

          (b)   The Executive Summary dated April 24, 2003, the Exchange Act Documents, as amended to the date hereof, and the Company's Annual Report to Shareholders for the year ended June 30, 2002, taken as a whole, do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)   The Company is eligible to register the resale of shares of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own or lease its properties and conduct its business as currently conducted and as described in the Exchange Act Documents. Each of the subsidiaries of the Company is listed on Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 2002 (collectively, the "Subsidiaries"), and each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own or lease its properties and conduct its business as currently conducted and as described in the Exchange Act Documents. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their respective businesses requires such qualification, except in such jurisdictions where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (d)   The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and claims. There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind, in each case to which any Subsidiary is a party and providing for the issuance or sale of any capital stock of that Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

          (e)   Each of the Agreements has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to execute, deliver and perform its obligations under the Agreements.

          (f)    Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its charter documents ("Charter") or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it is bound or to which any of its properties or assets are subject, and which violation or default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of the Agreements and the consummation of the transactions herein and therein contemplated, including without limitation the issuance and sale of the Shares, and the fulfillment of the terms of the Agreements will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company's or any Subsidiary's properties or assets are subject, or of the Charter or By-Laws of the Company or any of the Subsidiaries, or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except where any such conflict, breach or default would not have a Material Adverse Effect.

          (g)   Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Agreements and the consummation of the transactions herein and therein contemplated (except such as may be required by the securities or

  Blue Sky laws of the various states in connection with the offer and sale of the Shares and by federal and state securities laws with respect to the Company's obligations under Sections 8 and 10 of the Agreements) has been obtained or made and is in full force and effect.

          (h)   The capitalization of the Company as of December 31, 2002 is as described in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002. The Company has not issued any capital stock since December 31, 2002, except for issuances of Common Stock upon the exercise of stock options granted under benefit plans identified in the Exchange Act Documents. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and when issued and paid for as contemplated in the Agreements will be validly issued, fully paid and non-assessable. Except as specifically disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind, in either case to which the Company is a party and providing for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options, except for stock options granted under benefit plans identified in the Exchange Act Documents. Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, the registration for resale of the Shares or any other transactions contemplated by the Agreements, except as provided in the Agreements. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

          (i)    The form of certificates for the Shares conforms to the requirements of the corporate law of the State of California.

          (j)    Other than as set forth in the Exchange Act Documents, there are no legal, governmental or regulatory actions, suits, claims or proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject, which, if determined adversely to the Company or any of the Subsidiaries, might individually or in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by the Agreements; to the Company's knowledge, no such action, suit, claim or proceeding is threatened or contemplated by governmental or regulatory authorities or threatened by others.

          (k)   The Company and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities as are necessary to conduct their respective businesses as currently conducted and to own, lease and operate their respective properties in the manner described in the Exchange Act Documents, except where the failure to have any such Permit would not have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under any such Permit.

          (l)    The Company, together with the Subsidiaries, owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Intellectual Property"), except where the failure to own or possess such rights would not have a Material Adverse Effect. Other than as set forth in the Exchange Act Documents, neither the Company nor any of the Subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such that has not been resolved or disposed of and to the Company's knowledge, neither the Company nor any of the Subsidiaries has infringed, misappropriated or otherwise conflicted with Intellectual Property of any third parties, which infringement, misappropriation or conflict would individually or in the aggregate have a Material Adverse Effect.

          (m)  Neither the Company nor any of the Subsidiaries is in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or that Subsidiary, as the case may be, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          (n)   The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Exchange Act Documents, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related notes and schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected financial and statistical data included in the Exchange Act Documents present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Subsidiaries.

          (o)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (p)   Since June 30, 2002, there has not been any material adverse change, financial or otherwise, or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Exchange Act Documents. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Exchange Act Documents.

          (q)   The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of such shares of Common Stock under the Exchange Act or delisting such shares of Common Stock from the Nasdaq National Market. The issuance of the Shares does not require shareholder approval, including, without limitation, pursuant to the Nasdaq Marketplace Rules. The Company has not in the two years preceding the date hereof received notice (written or oral) from the NASDAQ, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          (r)   The Company shall file on Form D a notice of the sale of Shares pursuant to this Agreement with the Securities and Exchange Commission within the time prescribed for the filing of such notice under Regulation D of the Securities Act.

          (s)   Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (t)    Except for matters which are specifically disclosed in the Exchange Act Documents, the contracts listed as exhibits to the Exchange Act Documents, other than those contracts that are substantially performed or expired by their terms, are in full force and effect on the date hereof, and none of the Company, the Subsidiaries and, to the Company's knowledge, any other party, is in breach of or default under any such contract. Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any such contract, and no such termination has been threatened by the Company, any Subsidiary, or, to the Company's knowledge, any other party.

          (u)   The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

          (v)   Neither the Company nor any of its subsidiaries is, or intends to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

          (w)  The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers or directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

          (x)   Neither the Company nor any affiliate, as defined in Rule 501(b) of Regulation D under the Securities Act (an "Affiliate"), of the Company has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares pursuant to the Agreements; or (ii) offered, solicited offers to buy or sold Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and, prior to the Effectiveness Deadline Date (as defined in Section 8(b)), neither the Company nor any Affiliate of the Company will engage in any of the actions described in clauses (i) and (ii) of this paragraph.

          (y)   The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

          (z)   Except as described in the Exchange Act Documents, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases, conforming in all material respects to the description thereof set forth in the Exchange Act Documents.

         (aa)  Other than the fee to be paid by the Company to RBC Dain Rauscher Inc., in its capacity as the placement agent for the Shares, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (bb)  The information contained in the Exchange Act Documents regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflected the Company's good faith belief and/or estimate of the matters described therein, in each case as of the date of the Exchange Act Document containing such information.

         (cc)  The Company agrees not to, directly or indirectly, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to any shares of Common Stock of the Company, or any securities convertible into or exercisable or exchangeable for, Common Stock of the Company (except for grants of stock options under the Company's current stock option plans and shares of Common Stock issued upon the exercise of stock options issued under such stock option plans) until the earlier of (1) the date on which the Registration Statement is declared effective by the Commission and (2) the Effectiveness Deadline Date (as defined below in Section 8(b)), without the prior written consent of RBC Dain Rauscher Inc., as placement agent. The Company will use reasonable efforts to cause each of its directors and executive officers to enter into similar agreements with RBC Dain Rauscher Inc., as placement agent.

         (dd)  The Company agrees, as soon as practicable after the Closing Date, but in no event later than one business day after the Closing Date, to issue a press release and to file with the Commission a Current Report on Form 8-K disclosing the sale of the Shares to Investors under the Agreements. Upon the issuance of such press release and filing of such Current Report, to the knowledge of the Company, the Investor will not be in possession of any material, nonpublic information regarding the Company or its Common Stock. The Company agrees that, after the issuance of such press release and filing of such Current Report, none of the Company's communications to the Investor will include material, nonpublic information, unless otherwise agreed by the Company and the Investor in accordance with law.

        7.     Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to, and covenants with, the Company that:

          (a)   The Investor is an "accredited investor" as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase Shares. The Investor is experienced in evaluating companies such as the Company, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing Shares, and to protect its own interests in connection with the purchase of Shares and is able to bear the risks of an investment in Shares. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or, to the Investor's knowledge, any other form of general advertising or solicitation in connection with the offer, sale and purchase of Shares.

          (b)   The Investor understands that the Shares are "restricted securities" and have not been registered under the Securities Act and is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares or otherwise. The representation and warranty in the previous sentence shall not limit the Investor's right to sell Shares pursuant to the Registration Statement (as defined below in Section 8(a)) or the Investor's right to indemnification under Section 11, other than with respect to any claim arising out of a breach of this representation and warranty.

          (c)   The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

          (d)   The Investor will have, on or prior to the Closing Date, furnished to the Company a fully completed Selling Stockholder Questionnaire substantially in the form attached hereto as Exhibit B, for use in preparation of the Registration Statement; and all of the information contained therein will be true and correct in all material respects as of such date and as of the Closing Date. The Investor will notify the Company promptly of any change in any such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective.

          (e)   The Investor has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, (i) relied only upon the Executive Summary dated April 24, 2003, the Exchange Act Documents, the Company's Annual Report to Shareholders for the year ended June 30, 2002, the representations and warranties of the Company contained herein and any other information received pursuant to Section 7(a), and (ii) has not relied on any information or advice furnished by or on behalf of RBC Dain Rauscher Inc.

          (f)    The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside of the United States, Canada and the United Kingdom by the Company or RBC Dain Rauscher Inc., as placement agent, that would permit an offering of Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States, Canada and the United Kingdom. If the Investor is located outside the United States, Canada and the United Kingdom, it has or will take all actions necessary for the sale of Shares to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

          (g)   The Investor will not make any sale of Shares without complying with the provisions of this Agreement, including Section 10 hereof, and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS."

  The Investor further acknowledges that, upon receipt of a Suspension Notice (as defined below in Section 10(c)), the Investor will refrain from selling any Shares pursuant to the Registration Statement until the Investor receives from the Company copies of a supplemented or amended Prospectus prepared and filed by the Company with the Commission, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.

          (h)   The Investor will notify the Company promptly of the sale of any of its Shares, other than (i) sales pursuant to the Registration Statement and (ii) sales following termination of the transfer restrictions pursuant to Section 12 of this Agreement, and the Investor will furnish any information reasonably requested by the Company, including an opinion of counsel reasonably satisfactory to the Company, to evidence the exemption from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and state securities laws, in reliance upon which such sales have been made.

          (i)    The Investor further represents and warrants to, and covenants with, the Company that (i) if an entity, the Investor is duly organized and in good standing in the jurisdiction of its organization, (ii) the Investor has full legal, corporate or other right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

          (j)    Except with the prior written consent of the Company, the Investor will not, prior to the effectiveness of the Registration Statement, directly or indirectly, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), shares of Common Stock of the Company, nor will the Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of shares of Common Stock of the Company by the Investor or any other person or entity or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares by the Investor. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or equity swap transaction or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to shares of Common Stock of the Company.

          (k)   The Investor shall not disclose to any other person any information concerning the Agreements or the placement of Shares under the Agreements or any nonpublic information disclosed to the Investor by or on behalf of the Company in connection with the offer and sale of Shares under this Agreement, until the Company shall have made a public announcement of such information.

          (l)    The Investor understands that nothing in this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of Shares constitutes legal, tax, accounting or investment advice. The Investor has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

          (m)  The Investor represents that based on the Company having 11,282,282 shares of Common Stock outstanding at the Closing Date (before giving effect to the sale and purchase of Shares pursuant to this Agreement), the Investor, together with its ultimate parent entity and all entities controlled by the same ultimate parent as the Investor (such entities, including the Investor, hereinafter collectively referred to as the "Investor Affiliates"), will not hold in excess of 10% of the Company's outstanding voting securities as a result of the sale and purchase of Shares pursuant to this Agreement, and (ii) all voting securities of the Company that the Investor Affiliates will hold, directly or indirectly, at the Closing Date (after giving effect to the sale and purchase of Shares pursuant to this Agreement), will be held solely for the purpose of investment such that these securities will be held by the Investor Affiliates with no intention on the part of any of them to participate in the formulation, determination or direction of the basic business decisions of the Company. As a result of (i) and (ii), the Investor Affiliates are relying on the exemption available to them as passive investors under Section 7A(c)(9) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulations promulgated thereunder (including 16 C.F.R. Sec. 802.9) in their determination that the sale and purchase of Shares pursuant to this Agreement does not require them to submit any Hart-Scott-Rodino Notification and Report Form.

          (n)   The Investor acknowledges that the Company and its counsel are entitled to rely on the representations made above.

        8.     Shelf Registration. The Company shall:

          (a)   prepare and file with the Commission, as soon as practicable, but in no event later than the date that is five (5) business days after the Closing Date (such later date, the "Filing Deadline Date"), a registration statement on Form S-3 (the "Registration Statement") to enable the resale of Shares by the Investor from time to time through the automated quotation system of the Nasdaq National Market or the facilities of a national security exchange on which the Common Stock is then traded, or in privately negotiated transactions;

          (b)   use its best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable but in no event later than the date (the "Effectiveness Deadline Date") that is seventy-five (75) days after the Closing Date;

          (c)   during the period from the date on which the Registration Statement is declared effective until the earlier of (i) the second anniversary of the Closing Date, (ii) such time as the Investor may immediately sell all Shares purchased by the Investor under Rule 144(b) (without giving effect to the volume limitations of Rule 144(e)) or (iii) such time as the Investor has sold all of the Shares that the Investor purchased pursuant to this Agreement (such period, the "Effectiveness Period"), the Company shall: (A) use its best efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary or appropriate to keep such Registration Statement current and continuously effective; (B) cause the Prospectus used in connection with such Registration Statement to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and (C) use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement, as so amended, or such Prospectus, as so supplemented;

          (d)   as soon as practicable, but in any event within two business days, give notice to the Investor when any Prospectus, Prospectus supplement, or the Registration Statement or any post-effective amendment to the Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective;

          (e)   furnish to the Investor such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the Commission ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that unless waived by the Company in writing, the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or Blue Sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

          (f)    file documents required of the Company for normal blue sky clearance in all states requiring blue sky clearance; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for the Agreements or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject;

          (g)   advise the Investors at the earliest possible moment after it shall receive notice or obtain knowledge of (i) the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or (ii) suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction in which they have been qualified for sale, or, in each case, the initiation of any proceeding for that purpose; and promptly use its best efforts to prevent the issuance of any stop order or suspension or obtain its withdrawal at the earliest possible moment if such stop order should be issued or suspension levied; and

          (h)   Bear all fees and expenses (other than fees and expenses of the Investor's legal counsel or other advisers, and underwriting discounts, brokerage fees and commissions, if any) incurred in connection with the performance by the Company of its obligations under paragraphs (a) through (g) and the registration of Shares pursuant to the Registration Statement, whether or not the Registration Statement is declared effective.

        9.     Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline Date, then for each day following the Filing Deadline Date, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effectiveness Deadline Date, then for each day following the Effectiveness Deadline Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Investor, as liquidated damages and not as a penalty, an amount equal to 0.0357% of the Purchase Price with respect to any such failure; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.

        10.   Transfer of Shares After Registration; Suspension.

          (a)   The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 8(a) of this Agreement and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

          (b)   Except in the event that paragraph (c) below applies, the Company shall:

              (i)  if deemed necessary by the Company, prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

             (ii)  as soon as practicable provide to the Investor copies of any documents filed pursuant to the preceding Section 10(b)(i).

          (c)   Subject to paragraph (d) below, in the event: (i) of any request by the Commission or any other federal or state governmental authority during the Effectiveness Period for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction in which they have been qualified for sale or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor receives from the Company copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Investor, and the Company shall as soon as reasonably practicable provide the Investor with copies of any supplemented or amended Prospectus or, as the case may be, advise the Investor in writing that the current prospectus may be used, and deliver copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.

          (d)   Notwithstanding the foregoing paragraphs of this Section 10, the Company shall use its best efforts to ensure that the Investor shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 45 days in the aggregate for all such occasions in any 12-month period. If a Suspension is in effect for more than 45 days (consecutive or non-consecutive) in any 12-month period, then for each day in excess of 45 days in that 12-month period on which a Suspension is in effect, but not including any day on which a Suspension is lifted, the Company shall pay the Investor, as liquidated damages and not as a penalty, an amount equal to 0.0357% of the Purchase Price for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.

          (e)   In the event of a sale of Shares by the Investor, unless such requirement is waived by the Company in writing, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the shares may be properly transferred.

        11.   Indemnity and Contribution.

          (a)   For purposes of this Section 11:

              (i)  the term "Selling Stockholder" shall include the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

             (ii)  the term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 9;

          (b)   The Company agrees:

              (i)  to indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (D) any failure by the Company to fulfill any undertaking included in the Registration Statement; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7, 10 or 16 hereof.

             (ii)  to reimburse each Selling Stockholder upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Selling Stockholder is a party to any action or proceeding. In the event that it is finally judicially determined that a Selling Stockholder was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Selling Stockholder will promptly return all sums that had been advanced pursuant hereto.

          (c)   The Investor agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 7, 10 or 16, (ii) any inaccuracy in the representations and warranties of the Investor contained in this Agreement, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Selling Stockholder will be liable, in the case of clause (iii) above, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement. The maximum obligation of a Selling Stockholder to indemnify under this Section 11 shall be limited to the net amount of the proceeds received by the Investor from the sale of Shares pursuant to the Registration Statement to which the loss, claim, damage or liability relates.

          (d)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 11, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 11(b) or (c) shall be available to any party who shall fail to give notice as provided in this subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 11(b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

                  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by a Selling Stockholder in the case of parties indemnified pursuant to Section 11(b) and by the Company in the case of parties indemnified pursuant to Section 11(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (e)   If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 11(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Stockholder on the other from the offering pursuant to this Agreement of the Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the sale pursuant to this Agreement (before deducting expenses) of the Shares to which such losses, claims, damages or liabilities relate. The relative benefits received by a Selling Stockholder shall be deemed to be equal to the value of receiving Shares that are registered under the Securities Act. The relative fault of a Selling Stockholder on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue statement or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Selling Stockholder or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or inaccurate or alleged inaccurate representation or warranty.

                  The Company and each Selling Stockholder agree that it would not be just and equitable if contributions pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection, (i) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling

  Stockholder from the sale of the Shares to which such loss relates exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, inaccurate or alleged inaccurate representation or warranty, or other matter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)    In any proceeding relating to the Registration Statement, each party against whom contribution may be sought under this Section 11 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (g)   Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 11 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 11 and the representations and warranties of the Company and the Investor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Selling Stockholder, the Company, its directors or officers or any persons controlling the Company, (ii) the sale of any Shares hereunder, and (iii) any termination of this Agreement.

          (h)   The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or equity.

        12.   Termination of Conditions and Obligations. The conditions precedent imposed by Sections 7, 8 and 10 upon the transferability of Shares shall cease and terminate as to any particular number of Shares (and the legend on the Shares will be removed by the Company) at such time as such Shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares, upon the passage of two years from the Closing Date, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

        13.   Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish (or to the extent such information is available electronically through the Company's filings with the Commission, the Company will make available through its Internet web site) to the Investor as soon as practicable after it is available (but in the case of the Company's Annual Report to Stockholders, within 90 days of each fiscal year of the Company), one copy of:

          (a)   its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and, if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits); and

          (b)   upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(i) of this Section 13 as filed with the Commission and all other information that is made available to shareholders.

        14.   Public Statements. The Company will not issue any public statement, press release or any other public disclosure listing the Investor as a purchaser of Shares, without the Investor's prior written consent, except as may be required by applicable law or rules of any exchange on which the Company's securities are listed.

        15.   Placement Agent's Fee. The Investor acknowledges that the Company intends to pay to RBC Dain Rauscher Inc., in its capacity as the placement agent for the Shares, a fee in respect of the sale of the Shares to the Investor. The Company shall indemnify and hold harmless the Investor from and against all fees, commissions or other payments owing by the Company to RBC Dain Rauscher Inc. or any other person or firm acting on behalf of the Company hereunder.

        16.   Brokers. The Investor acknowledges that there are no fees, commissions or other payments owing to any broker, finder or intermediary acting on behalf of the Investor in connection with the transactions contemplated by this Agreement.

        17.   Rule 144. (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with the Investor and take such further reasonable action as the Investor may reasonably request in writing (including, without limitation, making such reasonable representations as the Investor may reasonably request), all to the extent required from time to time to enable the Investor to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act (or any successor rule) and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of the Investor, the Company shall deliver to the Investor a written statement as to whether it has complied with such reporting requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 17 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

        (b)   The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

        18.   Liquidated Damages. (a) The parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

        (b)   The parties hereto agree that the liquidated damages provided for in Section 9 and 10 hereof constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions of Section 9 hereof or by Suspensions during the Effectiveness Period in excess of those permitted by the provisions of Section 10 hereof.

        19.   Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (a) when made, if made by hand delivery, (b) upon confirmation, if made by telecopier, (c) one (1) business day after being deposited with such courier, if made by overnight courier or (d) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

          (a)   if to the Investor, at its address on the signature page hereto;

          (b)   if to the Company, to:

                      Overland Storage, Inc.
                      4820 Overland Avenue
                      San Diego, California 92123

                      Attn: Chief Financial Officer
                      Fax: (858) 503-4342

                      With a copy to:

                      Morrison & Foerster LLP
                      3811 Valley Centre Drive,
                      Suite 500
                      San Diego, California 92130-2332
                      Carlos D. Heredia, Esq.
                      Fax: (858) 720-5125

or to such other address as such person may have furnished to the other persons identified in this Section 19 in writing in accordance herewith.

        20.   Modification; Amendment. The provisions of this Agreement may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and the Investor.

        21.   Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        22.   Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

        23.   Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

        24.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        25.   Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[NAME OF INVESTOR]
By:

Name:

Title:

Address:

Number of Shares:

Aggregate Purchase Price: $

Tax ID No.:

Contact Name:

Telephone:

Name in which the Shares should be registered (if different):

Relationship between the Investor and the person or entity in whose name the Shares should be registered (if different):

Agreed to and Accepted by:

Overland Storage, Inc.
By:
Name: Vernon A. LoForti Title: Vice President, Chief Financial Officer and Secretary

EXHIBIT A

OPINION OF COUNSEL FOR THE COMPANY

        The opinion of the counsel for the Company, to be delivered pursuant to Section 5(a) of this Agreement shall be substantially to the effect that:

1.
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite corporate power and authority to own its properties and to conduct its business as it is currently being conducted.

2.
The Company has the corporate power and authority to execute and deliver and to perform and observe its obligations under the Agreements. The Agreements have been duly authorized by all necessary corporate action, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.
The authorized capital stock of the Company consists of Twenty-Five Million (25,000,000) shares of Common Stock. The Shares to be received by the Investors pursuant to the Agreements have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreements, will be validly issued, fully paid and nonassessable.

4.
Except as set forth in the Agreements or the Exchange Act Documents: (i) there are no pre-emptive or similar rights contained in the Articles of Incorporation or the Bylaws; and (ii) to our knowledge, there are no rights of first offer or first refusal, registration rights, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or acquire from the Company any shares of its capital stock. The sale of the Shares pursuant to the Agreements does not violate any such rights.

5.
The execution, delivery and performance of the Agreements by the Company and the issuance of the Shares as contemplated by the Agreements: (i) do not violate any provision of the Articles of Incorporation or the Bylaws; (ii) do not violate any law, rule or regulation applicable to the Company or its properties; and (iii) to our knowledge, do not violate or constitute a default under the provisions of any judgment, writ, decree, order or material agreement to which the Company is a party.

6.
Assuming the filing of a Form D in accordance with Regulation D under the Securities Act, the offer and sale of the Shares pursuant to the terms of the Agreement are exempt from registration under the Securities Act.

7.
To our knowledge, all consents, approvals, orders or authorizations of, and all qualifications, registrations or filings with, any federal or state governmental authority on the part of the Company required in connection with the execution and delivery of the Agreements and the consummation of the transactions contemplated by the Agreements have been made or obtained, except for: (i) the filing of a Form D in accordance with Regulation D under the Securities Act; (ii) any consents, approvals, orders, authorizations, qualifications, registrations or filings required under state securities laws; and (iii) any consents, approvals, orders, authorizations, qualifications, registrations or filings required in connection with the Company's obligations under Sections 8 and 10 of the Agreements.

8.
To our knowledge, no action, proceeding or investigation is pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreements or the transactions contemplated thereby or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

A-1

9.
The Company is duly qualified to transact business and is in good standing in the states of Colorado, Florida, New Hampshire, Texas and New York.

A-2

EXHIBIT B

OVERLAND STORAGE, INC.

SELLING SECURITYHOLDER QUESTIONNAIRE
FOR INTENDED SALE OF SHARES OF COMMON STOCK
PURSUANT TO SHELF REGISTRATION STATEMENT

        This Questionnaire requests information necessary to prepare a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of certain shares of common stock of Overland Storage, Inc. (the "Company") to be filed by the Company with the Securities and Exchange Commission (the "Commission"), in accordance with the terms of the Purchase Agreement dated as of May     , 2003 (the "Purchase Agreement"), between the Company and the undersigned beneficial owner of shares of common stock of the Company ("Shares") purchased pursuant to such agreement (the "Selling Securityholder"). All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

        In order to sell or otherwise dispose of any Shares pursuant to the Shelf Registration Statement, you generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of the Shares and be bound by the provisions of the Purchase Agreement (including certain indemnification provisions, as described below). If you do not complete this Questionnaire and deliver it to the Company as provided below you will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell any Shares pursuant to the Shelf Registration Statement. Please complete and deliver this Questionnaire to Mr. Vernon A. LoForti, the Chief Financial Officer of the Company, as soon as possible and in any event no later than Closing Date (as defined in the Purchase Agreement).

        Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

        The Selling Securityholder, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Purchase Agreement.

        Pursuant to the Purchase Agreement, the undersigned has agreed to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Questionnaire.

        The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a) Full Legal Name of Selling Securityholder:[1]

[1] If this Questionnaire is being completed by or on behalf of a person other than an individual, the entity on whose behalf the Questionnaire is being completed should be stated.
(b) Except as set forth below in this Item 1(b), the undersigned does not hold any or all of the Shares on behalf of another person or entity.
State any exceptions here:

2.	Beneficial Ownership:

Immediately after the Closing, there will be no equity securities of the Company of which the undersigned will be the "beneficial owner"[2], except as set forth below in this Item 2. The disclosure indicates the amount of equity securities which the undersigned beneficially owns, which it has a right to acquire within 60 days after the Closing Date, and as to which it has sole voting power, shared voting power, sole investment power or shared investment power.
[2] Defined in Appendix A to this questionnaire.

3.
Except as set forth below in this Item 3, the undersigned wishes that all of the Shares that the undersigned purchased pursuant to the Purchase Agreement be offered for the account of the undersigned in the Shelf Registration Statement.
State any exceptions here:

4.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

5.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Shares pursuant to the Shelf Registration Statement only as follows (if at all): Such Shares may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Shares are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Shares may be sold in one more or transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (a) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (d) through the writing of options. In connection with sales of Shares or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging positions they assume. The undersigned may also sell Shares short and deliver Shares to close out short positions, or loan or pledge Shares to broker-dealers that in turn may sell such securities. State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Shares without the prior agreement of the Company.
6.
State below whether the undersigned is a "member"[3] of the National Association of Securities Dealers, Inc. ("NASD"), "person associated with a member", a direct or indirect "affiliate" of a member or an "underwriter or related person" with respect to the proposed offering.[4] If the undersigned is a general or limited partnership, a "No" reply shall be assumed to confirm that no relationship exists for the undersigned as well as each of its general or limited partners.[5]
[3] Highlighted terms in this Item are defined in Appendix A.
[4] NASD Rule 2710(b)(6)(A)(iii)
[5] Item 6 need only be answered if either (a) the Selling Securityholder is an affiliate of the Company, or (b) the sale of Shares under the Shelf Registration Statement requires clearance from the NASD.
Yes ______________No ______________
If yes, identify the NASD member and describe the relationship with the NASD member, including in the case of a general or limited partner, the identity of the partner.

        The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of the Shares pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

        In accordance with the undersigned's obligation under the Purchase Agreement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.

        By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

        IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

        Dated: May    , 2003

Name of Selling Securityholder:
By:
Name: Title:

Appendix A to Exhibit B

Definitions:

        1.     You are the "beneficial owner" of a security if you directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, have or share: (i) voting power which includes the power to vote, or to direct the voting of, such security, or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. You are deemed the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership. Finally, you are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty days, including but not limited to any right to acquire (a) through the exercise of any option, warrant or right, or (b) through the conversion of a security, or (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement, or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. If you have acquired any security or power specified in (a), (b), (c) or (d) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, then immediately upon such acquisition you are deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

        All securities of the same class that are beneficially owned by you, regardless of the form which such beneficial ownership takes, must be aggregated in calculating the number of shares beneficially owned by you.

        The above definition is broad and although you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure, and then, as appropriate, disclaim beneficial ownership of such securities.

        2.     The term "underwriter or related person" includes, with respect to a proposed offering, any underwriter, underwriter's counsel, financial consultant and advisors, finders, members of the selling or distribution group, any member participating in the proposed offering and any and all other persons associated with or related to and members of the immediate family of any of such persons. NASD Rule 2710(a)(6).

        3.     The NASD defines a "member" as being either any broker or dealer admitted to membership in the NASD or any individual, partnership, corporation or other legal entity admitted to membership in the NASD under the provisions of Articles III and IV of the NASD By-laws. NASD Rule 0120(i).

        4.     The NASD defines a "person associated with a member" as being every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" includes a sole proprietor, general or limited partner, officer, director or branch manager of an organization of any kind (whether a corporation, partnership or other business entity) which itself is a "member" or a "person associated with a member". In addition, an organization of any kind is a "person associated with a member" if its sole proprietor or any one of its general or limited partners, officers, directors or branch managers is a "member" or "person associated with a member". Article I of the NASD By-Laws.

1

        5.     The NASD defines "affiliate" to include a company which controls, is controlled by or is under common control with a member. A company is presumed to control a member if the company beneficially owns 10 percent or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a member which is a partnership. A company is presumed to be controlled by a member if the member and persons associated with the member beneficially own 10 percent or more of the outstanding voting securities of a company which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a company which is a partnership. A company is presumed to be under common control with a member if (i) the same natural person or company controls both the member and company by beneficially owning 10 percent or more of the outstanding voting securities of a member or company which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a member or company which is a partnership or (ii) a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question. NASD Rule 2720(b)(1).

2

EXHIBIT C

OVERLAND STORAGE, INC.
CERTIFICATE OF SUBSEQUENT SALE

[Name and address of transfer agent]

  Re:
  Sale of Shares of Common Stock of Overland Storage, Inc. (the "Company") pursuant to the Company's Prospectus dated                            , 2003 (the "Prospectus")

Dear Sir/Madam:

        The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No(s).:

Number of Shares Sold:

Date of Sale:

        In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Dated:	VERY TRULY YOURS,
By:

Print Name:

Title:

cc:
Overland Storage, Inc.
4820 Overland Avenue
San Diego, California 92123
Attn: Chief Financial Officer

C-1

QuickLinks

  Exhibit 4.4
PURCHASE AGREEMENT
  EXHIBIT A
OPINION OF COUNSEL FOR THE COMPANY
  EXHIBIT B
OVERLAND STORAGE, INC. SELLING SECURITYHOLDER QUESTIONNAIRE FOR INTENDED SALE OF SHARES OF COMMON STOCK PURSUANT TO SHELF REGISTRATION STATEMENT
QUESTIONNAIRE
  Appendix A to Exhibit B
  EXHIBIT C
OVERLAND STORAGE, INC. CERTIFICATE OF SUBSEQUENT SALE